Exhibit 21.1

MetroPCS Communications, Inc. - Subsidiary Entities

    MetroPCS 700 MHz, LLC

    MetroPCS AWS, LLC

    MetroPCS California, LLC

    MetroPCS Florida, LLC

    MetroPCS Georgia, LLC

    MetroPCS, Inc.

    MetroPCS Massachusetts, LLC

    MetroPCS Michigan, Inc.

    MetroPCS Networks, LLC

    MetroPCS Networks California, LLC

    MetroPCS Networks Florida, LLC

    MetroPCS Nevada, LLC

    MetroPCS New York, LLC

    MetroPCS Pennsylvania, LLC

    MetroPCS Texas, LLC

    MetroPCS Wireless, Inc.